Exhibit 32.1

CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of Rare Element Resources Ltd. (the “Company”) does hereby certify, based on my knowledge, with respect to the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2021 (the “Report”) that:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Randall J. Scott
Date: November 8, 2021	Randall J. Scott President, Chief Executive Officer and Director (Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code).  It shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (15 U.S.C. Section 78r) or otherwise subject to the liability of that section.  It shall also not be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.